Exhibit 10.1

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED

FIRST LIEN CREDIT AGREEMENT

This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED FIRST LIEN CREDIT AGREEMENT (“Amendment”), dated as of October 4, 2011, is by and among Energy XXI Gulf Coast, Inc., a Delaware corporation (the “Borrower”), the lenders party to the First Lien Credit Agreement described below (the “Lenders”), and The Royal Bank of Scotland plc, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the other parties in the capacities herein identified.

RECITALS

WHEREAS, the Borrower, the Lenders, the Administrative Agent and certain other Persons are parties to the Second Amended and Restated First Lien Credit Agreement, dated as of May 5, 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “First Lien Credit Agreement”); and

WHEREAS, Energy XXI, Inc., a Delaware corporation and Subsidiary of the Parent, owns Energy XXI Natural Gas Holdings, Inc., a Delaware corporation (“Natural Gas Holdings, Inc.”), which in turn is expected to own a 20% interest in Energy XXI Natural Gas Partners LLC (“NGP”) and serve as the managing member of NGP, a Delaware limited liability company engaged in the business of acquiring and operating certain types of natural gas assets;

WHEREAS, EXXI GOM and NGP will enter into an Operating Agreement (the “Operating Agreement”) pursuant to which EXXI GOM will provide certain management and operating services to NGP;

WHEREAS, the Borrower has requested that the Administrative Agent, the Swing Line Lender, the Issuer, and the Lenders amend the First Lien Credit Agreement in certain respects as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

Section 1. Definitions.

  Capitalized terms used herein but not defined herein shall have the meanings as given them in the First Lien Credit Agreement, unless the context otherwise requires.

Section 2. Amendments to First Lien Credit Agreement.

(a) Amendment to Section 1.1 of the First Lien Credit Agreement.  Section 1.1 of the First Lien Credit Agreement is hereby amended by adding the following new defined terms in alphabetical order:

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:  (1) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting will be excluded, except to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Subsidiary of the Person; (2) the Net Income of any Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, partners or members; (3) the cumulative effect of a change in accounting principles will be excluded; (4)  any write-downs of non-current assets will be excluded; provided that any ceiling limitation write-downs under SEC guidelines shall be treated as capitalized costs, as if such write-downs had not occurred; (5) any unrealized non-cash gains or losses or charges in respect of hedge or non-hedge derivatives (including those resulting from the application of SFAS 133) will be excluded; (6) any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards will be excluded; (7) any item classified as an extraordinary, unusual or nonrecurring gain, loss or charge will be excluded; (8) all deferred financing costs written off and premiums paid or other charges in connection with any early extinguishment of Indebtedness will be excluded; (9) any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations and any net after-tax gain or loss on disposed, abandoned, transferred, closed or discontinued operations will be excluded; and (10) all Permitted Payments to Parent Companies will be excluded.

“Operating Agreement” means the Operating Agreement to be entered into between EXXI GOM and NGP, as amended, modified or supplemented from time to time in accordance with the terms hereof, pursuant to which EXXI GOM will operate assets of NGP.

“Permitted Payments to Parent Companies” means:  (1) payments to the Parent or any of its Subsidiaries to permit them to pay their reasonable accounting, legal and administrative expenses when due, in an aggregate amount not to exceed $3.5 million per annum; and (2) for so long as the Borrower is a member of a group filing a consolidated or combined tax return with Parent or any Subsidiary thereof, payments to Parent or any Subsidiary thereof in respect of an allocable portion of the tax liabilities of such group that is attributable to the Borrower and its Subsidiaries (“Tax Payments”); provided that the Tax Payments do not exceed the amount of the relevant tax (including any penalties and interest) that the Borrower would owe if the Borrower were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of the Borrower and such Subsidiaries from other taxable years.  Any Tax Payments received from the Borrower shall be paid over to the appropriate taxing authority within 30 days of Parents’ receipt of such Tax Payments or refunded to the Borrower.

(b) Amendment to Section 1.1 of the First Lien Credit Agreement.  Section 1.1 of the First Lien Credit Agreement is hereby amended by replacing the following defined terms in their entirety with the following:

“No Less Favorable Terms and Conditions” means, with respect to any refinancing of any Indebtedness permitted hereunder, terms and conditions that are, taken as a whole, no less favorable to the Lenders and evidenced by documentation that shall not (a) increase the principal amount of or interest rate on such outstanding Indebtedness, (b) reduce either the tenor or the average life of such Indebtedness, (c) change the respective primary obligor(s) on the refinancing Indebtedness, (d) change the security, if any, for the refinancing Indebtedness (except to the extent that only a subset of existing security is granted to holders of such refinancing Indebtedness) or (e) afford the holders of such refinancing Indebtedness other covenants, defaults, rights or remedies, taken as a whole, more burdensome to the obligor(s) than those contained in such Indebtedness.

“Restricted Payment” means (a) the declaration or payment of any dividend (other than dividends payable solely in Capital Securities of the Borrower or any Subsidiary) on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any class of Capital Securities of Intermediate Holdco, the Borrower or any Subsidiary or any warrants, options or other right or obligation to purchase or acquire any such Capital Securities, whether now or hereafter outstanding, (b) the making of any other distribution in respect of such Capital Securities, in each case either directly or indirectly, whether in cash, property or obligations of Intermediate Holdco, the Borrower or any Subsidiary or otherwise, or (c) the making of any Investment permitted by Section 7.2.5(m).

“Stated Maturity Date” means December 31, 2014.

(c) Amendment to Section 1.1 of the First Lien Credit Agreement.  Section 1.1 of the First Lien Credit Agreement is hereby amended by (i) changing the phrase “Interest Expense” appearing in clause (iii) of the definition of EBITDA to the phrase “interest expense (whether in cash or non-cash form)”, (ii) deleting in their entirety the definitions of “PP Debt”, “PP Debt Documents,” and “PP Notes” and (iii) by deleting the phrase “the PP Debt” and the phrase “the PP Notes,” where those phrases appear in the defined term “Total Debt.”

(d) Amendment to Section 2.8.2 of the First Lien Credit Agreement.  Section 2.8.2 of the First Lien Credit Agreement is hereby amended by deleting the first sentence of such Section and replacing it with the following:

“Promptly after June 30 of each calendar year, commencing June 30, 2011, and in any event prior to September 30, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report in form and substance satisfactory to the Administrative Agent, prepared by an Approved Engineer or prepared by the Borrower’s petroleum engineers and then audited by an Approved Engineer (it being agreed that such an audited report will comment on total reserves and whether the audited reserves and PV10 of such reserves are within a 10% tolerance of the Approved Engineer’s estimates, based on both the Proved Developed Producing Reserves and total Proved Reserves), which Reserve Report shall be dated as of June 30 of such calendar year and shall set forth the proven and producing oil and gas reserves attributable to the Oil and Gas Properties owned directly by the Borrower and its Subsidiaries that the Borrower wishes to include in the Borrowing Base and a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based on pricing assumptions consistent with SEC reporting requirements at the time, together with additional data concerning pricing, hedging, quantities and purchasers of production, and other information and engineering and geological data as the Administrative Agent or any Lender may reasonably request; provided that notwithstanding the foregoing, in respect of any election made by the Required Lenders on or before May 1 of any year for such year’s applicable Reserve Report, the Required Lenders shall have the right to require that the Reserve Report delivered pursuant to this Section 2.8.2 be prepared by any Approved Engineer rather than prepared by the Borrower’s petroleum engineers and then audited by an Approved Engineer and provided further it is agreed that in connection with an acquisition of Capital Securities or Oil and Gas Properties (as generally provided under Section 7.2.9) with a net purchase price in excess of $100,000,000 for which a Borrowing Base increase is being requested in conjunction therewith, the Borrower will deliver a Reserve Report prepared by an Approved Engineer in a form reasonably acceptable to the Administrative Agent with regard to the Oil and Gas Properties being so acquired (whether directly or indirectly through the acquisition of Capital Securities).”

(e) Amendment to Section 5.1.20 of First Lien Credit Agreement. Section 5.1.20 of the First Lien Credit Agreement is amended by deleting the phrase “Borrower’s unused availability under this Agreement’ with the phrase “an amount equal to (A) the lesser of the Commitment Amount and the Borrowing Base less (B) the aggregate amount of the Credit Exposure of all Lenders”.

(f) Amendment to Section 7.1.1 of the First Lien Credit Agreement.  Section 7.1.1 of the First Lien Credit Agreement is hereby amended by (i) deleting the phrase “(provided, however, that such notice and information shall not be required in regards to any Disposition effected pursuant to Section 7.2.10(e))” appearing at the end of clause (n) of such section and (ii) deleting the phrase “(A) the wells drilled by the Borrower and its Subsidiaries during such recently ended fiscal quarter,” appearing in clause (q) of such section and replacing it with the phrase “(A) the wells drilled by the Borrower and its Subsidiaries on their Oil and Gas Properties during such recently ended fiscal quarter,”

(g) Amendment to Section 7.1.7 of the First Lien Credit Agreement.  Section 7.1.7 of the First Lien Credit Agreement is hereby amended by deleting clause (a) thereof and replacing it in its entirety with the following:

“(a) in the case of Loans, for working capital and general corporate purposes of the Borrower and the Subsidiary Guarantors, including acquisitions and making Investments as permitted by Section 7.2.5 and Restricted Payments as permitted by Section 7.2.6.”

(h) Amendment to Section 7.1.8 of the First Lien Credit Agreement.  Section 7.1.8 of the First Lien Credit Agreement is hereby amended by adding the following sentence to the end of such Section:

“Notwithstanding the foregoing provisions of this Section 7.1.8 or the provisions of any other Loan Document, the Borrower shall not be obligated to pledge or grant a security interest or other Lien in favor of the Administrative Agent or the other Secured Parties on the Borrower’s Investments made as permitted under Section 7.2.5(m) hereof.”

(i) Amendment to Section 7.1.16 of the First Lien Credit Agreement.  Section 7.1.16 of the First Lien Credit Agreement is hereby amended by deleting the amount “$25,000,000” and replacing it with the phrase “$50,000,000; provided, however, that in the event that during such calendar year the Borrower’s or any of its Subsidiary’s Oil and Gas Properties shall suffer hurricane damage, the Administrative Agent, upon the request of the Borrower, is authorized to reduce such $50,000,000 for such calendar year to an amount (not less than zero) acceptable to the Administrative Agent in its sole discretion”.

(j) Amendment to Section 7.2.1 of the First Lien Credit Agreement.  Section 7.2.1 of the First Lien Credit Agreement is hereby amended by deleting the first sentence of such Section 7.2.1 and replacing it in it entirety with the following:

“The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business activity except those business activities engaged in on the date of this Agreement and activities reasonably incidental thereto (which such activities include the making of any Investment as permitted pursuant to Section 7.2.5 and, for purposes of EXXI GOM, the performance of services, including as an operator, on behalf of Affiliates of the Borrower (and, for the avoidance of doubt, the performance of such services shall be deemed to be in the ordinary course of business for EXXI GOM for purposes of this Agreement) and the entering into and performance by EXXI GOM of the Operating Agreement).”

(k) Amendment to Section 7.2.2(g) of the First Lien Credit Agreement.  Section 7.2.2(g) of the First Lien Credit Agreement is hereby amended by deleting it and replacing it in its entirety with the phrase “[Intentionally Blank].”

(l) Amendment to Section 7.2.2(j) of the First Lien Credit Agreement.  Section 7.2.2(j) of the First Lien Credit Agreement is hereby amended by deleting the phrase “less the amount of PP Debt outstanding at such time.”

(m) Amendment to Section 7.2.3 of the First Lien Credit Agreement.  Section 7.2.3 of the First Lien Credit Agreement is hereby amended by deleting clause (b) thereof and replacing it in its entirety with the following:

“(b)           Liens arising by application of provisions under Article 7 of that certain Limited Liability Company Agreement of Energy XXI Natural Gas Partners LLC to “Affiliates” (as defined under such agreement) of Parent and its Subsidiaries and Liens arising pursuant to the Operating Agreement.”

(n) Amendment to Section 7.2.5 of the First Lien Credit Agreement.  Section 7.2.5 of the First Lien Credit Agreement is hereby amended by (i) deleting the word “and” appearing at the end of clause (k) thereof, (ii) by adding the word “and” at the end of clause (l) thereof, (iii) adding the following clause (m) thereto:

“(m) Investments by way of loans or advances to the Parent or Subsidiaries of the Parent, in lieu of Restricted Payments permitted by Section 7.2.6(d), in amounts which when combined with Restricted Payments permitted by Section 7.2.6(d) do not exceed the amount of Restricted Payments permitted by Section 7.2.6(d);”

and (iv) by relettering clauses “(m)” and “(n)” to “(n)” and “(o),” respectively.

(o) Amendment to Section 7.2.6(d) of the First Lien Credit Agreement.  Section 7.2.6(d) of the First Lien Credit Agreement is hereby amended in its entirety to the following:

(d)           Restricted Payments,

(w) to Parent or Subsidiaries of Parent (so that such amounts can ultimately be paid to Parent) in an amount not to exceed $25,000,000 in the aggregate (on a cumulative basis for all payments pursuant to this clause (w) including those in the aggregate total amount of $11,082,156 made prior to the Closing Date) so that Parent may use such amounts for the purpose of paying premiums or other payments associated with inducing the early conversion of the Parent’s convertible preferred stock,

(x) to Parent or Subsidiaries of Parent (so that such amounts can ultimately be paid to Parent) in an aggregate amount not to exceed $17,000,000 in any calendar year (on a cumulative basis for all payments pursuant to this clause (x)) so that Parent may pay dividends on its outstanding preferred stock;

(y) to Parent or Subsidiaries of Parent in an amount not to exceed $150,000,000 in the aggregate (on a cumulative basis for all payments pursuant to this clause (y)) so that Parent or Subsidiaries of Parent (as the case may be) may use such amounts to make capital contributions to NGP within thirty (30) days of the making of such Restricted Payment (and if such contribution is not made and used by NGP to purchase assets within such thirty (30) days, such Restricted Payment will be returned immediately to the Borrower on or prior to such thirtieth day); provided that no Restricted Payment otherwise permitted by this clause (y) shall be made unless prior to, or contemporaneously with, the making of such Restricted Payment the Borrower shall have delivered to the Administrative Agent a copy of the Operating Agreement in form and substance satisfactory to the Administrative Agent and certified by the Borrower as being true, correct and complete; and

(z) to Parent or Subsidiaries of Parent in an amount not to exceed $100,000,000 in any calendar year (on a cumulative basis for all payments under this clause (z) during such calendar year);

provided, however, that notwithstanding the foregoing, the aggregate of all Restricted Payments made from June 30, 2011 pursuant to clauses (w) through (z) shall not exceed an amount equal to the sum of $70,000,000 plus 50% of the Consolidated Net Income of the Borrower for the period (taken as one accounting period) from October 1, 2010 to the end of the Borrower’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), provided, further, however, that such Restricted Payments under this Section 7.2.6(d) may be made only so long as (i) no Default or Borrowing Base Deficiency has occurred and is continuing, or shall be caused thereby, (ii) in the case of a Restricted Payment made pursuant to clause (w), (x) or (y) the Borrowing Base Utilization Percentage after giving effect to such proposed Restricted Payment would not exceed 50%, (iii) in the case of a Restricted Payment permitted pursuant to clause (w) or (x), the sum of (A) an amount equal to (I) the lesser of the Commitment Amount and the Borrowing Base less (II) the aggregate amount of the Credit Exposure of all Lenders plus (B) the aggregate amount of all cash and Cash Equivalent Investments of the Borrower and its Subsidiaries after giving effect to such proposed Restricted Payment, shall equal or exceed $150,000,000, (iv) in the case of a Restricted Payment made pursuant to clause (z), after giving effect to such Restricted Payment (1) there are no outstanding Loans and (2) the sum of (A) an amount equal to (I) the lesser of the Commitment Amount and the Borrowing Base less (II) the aggregate amount of the Credit Exposure of all Lenders plus (B) the aggregate amount of all cash and Cash Equivalent Investments of the Borrower and its Subsidiaries, shall equal or exceed $500,000,000; (v) prior to the making of any such Restricted Payment (or any Investment permitted pursuant to Section 7.2.5(m) in lieu of a Restricted Payment), the Borrower delivers a certificate substantially in the form of Exhibit K hereto with appropriate insertions to the Administrative Agent certifying as to the satisfaction of the conditions set forth in the immediately foregoing clauses (i)-(iv), to the extent applicable and certifying (A) in regards to a proposed Restricted Payment under clause (w) or (y) of this Section 7.2.6(d) or Investments in lieu thereof, the aggregate amount of all such Restricted Payments or Investments in lieu thereof (including the amount of the Restricted Payment or Investment proposed to be made) pursuant to such clause and (B) in regards to a proposed Restricted Payment under clause (x) or (z) of this Section 7.2.6.(d) or Investments in lieu thereof, the aggregate amount of all such Restricted Payments (and Investments in lieu thereof) made from January 1 of such year up to and including the date of such Restricted Payment; and

(p) Amendment to Section 7.2.10(e) of the First Lien Credit Agreement.  Section 7.2.10(e) of the First Lien Credit Agreement is hereby amended by deleting such clause (e) and replacing it in its entirety with the following:

“(e)           [Intentionally Blank].”

(q) Amendment to Section 7.2.11 of the First Lien Credit Agreement.  Section 7.2.11 of the First Lien Credit Agreement is hereby amended by deleting clause (a) thereof and replacing it in its entirety with the following: “(a) the Operating Agreement unless the Borrower has provided prior notice of the amendment, supplement, waiver or other modification of, or forbearance, to the Administrative Agent and the Administrative Agent has consented to such amendment, supplement, waiver, modification or forbearance, other than amendments, supplements, modifications or waivers which are administrative in nature or which would not materially increase the Borrower’s or any of its Subsidiary’s obligations thereunder,  would not materially increase the Borrower’s or any Subsidiary’s potential liabilities thereunder and would not reduce or impair any indemnities in favor of the Borrower or any of its Subsidiaries;”

(r) Amendment to Section 7.2.12 of the First Lien Credit Agreement.  Section 7.2.12 of the First Lien Credit Agreement is hereby amended by (i) deleting the word “and” appearing at the end of clause (c) thereof, (ii) adding the word “and” at the end of clause (d) thereof before the period, (iii) replacing clause (d) thereof in its entirety with the following:  “(d) the payment of Restricted Payments as provided under Section 7.2.6 and the making of Investments permitted under Section 7.2.5(m); and” (iv) adding the following new clause (e) thereof before the period:

“(e) arrangements, transactions or contracts based on or arising from (i) EXXI GOM’s entry into and performance of servicing and operator duties for Energy XXI Natural Gas Partners LLC, (ii) the performance of obligations applicable to Borrower and its Subsidiaries as affiliates of Parent and its Subsidiaries pursuant to Article 7 of that certain Limited Liability Company Agreement of Energy XXI Natural Gas Partners LLC and (iii) EXXI GOM’s entering into and performance of the Operating Agreement.”

and (v) adding the following sentence at the end of such Section:

“Notwithstanding the foregoing, the Borrower and its Subsidiaries shall not acquire any assets (other than for the purpose of facilitating the marketing of Hydrocarbons or otherwise acquisitions of assets incidental to the operation of Hydrocarbon Interests) that were owned by NGP without the prior consent of the Administrative Agent.”

(s) Amendment to Section 7.2.13 of the First Lien Credit Agreement.  Section 7.2.13 is hereby amended by deleting the phrase “in the PP Debt Documents,” in the last sentence of such Section 7.2.13.

(t) Amendment to Section 7.2.20(b)(ii) of the First Lien Credit Agreement.  Section 7.2.20(b)(ii) of the First Lien Credit Agreement is hereby amended by deleting it and replacing it in its entirety with the following:  “[Intentionally Blank].”

(u) Amendment to Section 7.2.21 of the First Lien Credit Agreement.  Section 7.2.21 of the First Lien Credit Agreement is hereby amended by deleting the last sentence of such Section 7.2.21.

(v) Amendment of Exhibit E to First Lien Credit Agreement.  Exhibit E to the First Lien Credit Agreement is hereby amended by adding the following paragraph 7 thereto immediately following paragraph 6 thereof:

“7. Restricted Payments/Investments.  During the quarter ending ________, 20__, (i) the Borrower made $_______ of Investments permitted by Section 7.2.5(m) of the First Lien Credit Agreement and (ii) the Borrower made $______ of Restricted Payments permitted by clause ____ of Section 7.2.6(d) of the First Lien Credit Agreement, of which such amount $________ was made pursuant to clause (y) of such section and $________ was made pursuant to clause (z) of such section.”

(w) Exhibit K to First Lien Credit Agreement.  The First Lien Credit Agreement is hereby amended by adding Exhibit K in the form of Exhibit K to this Amendment immediately following Exhibit J to the First Lien Credit Agreement.

Section 3. Conditions to Effectiveness.

  This Amendment shall be deemed effective (subject to the conditions herein contained) as of the date (the “Effective Date”) upon the Administrative Agent’s receipt of counterparts hereof duly executed by the Borrower, the Administrative Agent, the Swing Line Lender, the Issuers and all of the Lenders and upon the prior or concurrent satisfaction of each of the following conditions:

(a) the Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Amendment signed on behalf of such party;

(b) the Administrative Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Section 3.3 of the First Lien Credit Agreement, the fee to each Lender agreed between the Borrower and the Administrative Agent and, if then invoiced, 10.3 of the First Lien Credit Agreement;

(c) the Administrative Agent shall have received, and it shall be in form and substance satisfactory to the Administrative Agent, a copy of NGP’s Limited Liability Company Agreement certified by the Borrower as being a true, correct and complete copy thereof; and

(d) after giving effect to all borrowings on the such effective date, the Borrower shall have unused availability under the Borrowing Base of at least $100,000,000.

Notwithstanding the foregoing, this Amendment shall not become effective and the agreements hereunder will be terminated unless each of the foregoing conditions is satisfied (or waived by all of the Lenders in writing) on or prior to October 15, 2011.

Section 4. Representations and Warranties.

  The Borrower hereby represents and warrants that after giving effect hereto:

(a) the representations and warranties of the Obligors contained in the Loan Documents are true and correct in all material respects, other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain correct in all material respects as of such earlier date;

(b) the execution, delivery and performance by the Borrower and each other Obligor of this Amendment and the other Loan Documents have been duly authorized by all necessary corporate or other action required on their part and this Amendment, along with the First Lien Credit Agreement as amended hereby and the other Loan Documents, constitutes the legal, valid and binding obligation of each Obligor a party thereto enforceable against them in accordance with its terms, except as its enforceability may be affected by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally;

(c) neither the execution, delivery and performance of this Amendment by the Borrower and each other Obligor, the performance by them of the First Lien Credit Agreement as amended hereby nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of any Obligor’s certificate or articles of incorporation or bylaws or other similar documents, or agreements, (ii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Obligor or any of its Subsidiaries is a party or by which any Obligor or any of its Subsidiaries or any of their property is bound, except in any such case to the extent such conflict or breach has been waived by a written waiver document, a copy of which has been delivered to Administrative Agent on or before the date hereof;

(d) no Material Adverse Effect has occurred since May 5, 2011; and

(e) no Default or Event of Default or Borrowing Base Deficiency has occurred and is continuing.

Section 5. Loan Document; Ratification.

(a) This Amendment is a Loan Document.

(b) The Borrower and each other Obligor hereby ratifies, approves and confirms in every respect all the terms, provisions, conditions and obligations of the First Lien Credit Agreement as amended hereby and each of the other Loan Documents including without limitation all Mortgages, Security Agreements, Guaranties, Control Agreements and other Security Documents, to which it is a party.

Section 6. Costs And Expenses.

  As provided in Section 10.3 of the First Lien Credit Agreement, the Borrower agrees to reimburse Administrative Agent for all fees, costs, and expenses, including the reasonable fees, costs, and expenses of counsel or other advisors for advice, assistance, or other representation, in connection with this Amendment and any other agreements, documents, instruments, releases, terminations or other collateral instruments delivered by the Administrative Agent in connection with this Amendment.

Section 7. GOVERNING LAW.

  THIS AMENDMENT SHALL BE DEEMED A CONTRACT AND INSTRUMENT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

Section 8. Severability.

  Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 9. Counterparts.

  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing one or more counterparts.  Any signature hereto delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

Section 10. No Waiver.

  The express waivers set forth herein are limited to the extent expressly provided in this Amendment and, except as expressly set forth in this Amendment, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any default of the Borrower or any other Obligor or any right, power or remedy of the Administrative Agent or the other Secured Parties under any of the Loan Documents, nor constitute a waiver of (or consent to departure from) any terms, provisions, covenants, warranties or agreements of any of the Loan Documents.  The parties hereto reserve the right to exercise any rights and remedies available to them in connection with any present or future defaults with respect to the First Lien Credit Agreement or any other provision of any Loan Document.

Section 11. Successors and Assigns.

  This Amendment shall be binding upon the Borrower and its successors and permitted assigns and shall inure, together with all rights and remedies of each Secured Party hereunder, to the benefit of each Secured Party and the respective successors, transferees and assigns.

Section 12. Entire Agreement.

  THIS AMENDMENT, THE FIRST LIEN CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Pages Follow]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first written above.

BORROWER:

ENERGY XXI GULF COAST, INC.

By:	/s/ Rick Fox

Name: Rick Fox

Title: Chief Financial Officer

ADMINISTRATIVE AGENT, ISSUERS AND LENDERS:

THE ROYAL BANK OF SCOTLAND plc, as Administrative Agent, Issuer and Lender

By:	/s/ Sanjay Remond

Name: Sanjay Remond

Title: Authorised Signatory

BNP PARIBAS, as Issuer and Lender

By:	/s/ Greg Smothers

Name: Greg Smothers

Title: Director

By:	/s/ Betsy Jocher

Name: Betsy Jocher

Title: Director

AMEGY BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ C. Wakeford Thompson

Name: C. Wakeford Thompson

Title: Vice President

THE BANK OF NOVA SCOTIA, as Lender

By:	/s/ John Frazell

Name: John Frazell

Title: Director

TORONTO DOMINION (TEXAS) LLC, as Lender

By:	/s/ Debbi L. Brito

Name: Debbi L. Brito

Title: Authorized Signatory

CAPITAL ONE, NATIONAL ASSOCIATION, as Lender

By:	/s/ Peter Shen

Name: Peter Shen

Title: Vice President

NATIXIS, as Lender

By:	/s/ Liana Tchernysheva

Name: Liana Tchernysheva

Title: Managing Director

By:	/s/ Donovan C. Broussard

Name: Donovan C. Broussard

Title: Managing Director

Barclays Bank PLC, as Lender

By:	/s/ Vanessa A. Kurbatskiy

Name: Vanessa A. Kurbatskiy

Title: Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Lender

By:	/s/ Mikhail Faybusovich

Name: Mikhail Faybusovich

Title: Director

By:	/s/ Vipul Dhadda

Name: Vipul Dhadda

Title: Associate

UBS LOAN FINANCE LLC, as Lender

By:	/s/ Mary E. Evans

Name: Mary E. Evans

Title: Associate Director

By: /s/ Irja R. Otsa

Name: Irja R. Otsa

Title: Associate Director

ING CAPITAL LLC, as Lender

By:	/s/ Juli Bieser

Name: Juli Bieser

Title: Director

REGIONS BANK, as Lender and

as Swing Line Lender

By: /s/ Kelly L. Elmore III

Name: Kelly L. Elmore III

Title: Senior Vice President

UBS AG, STAMFORD BRANCH, as Issuer

By:	/s/ Mary E. Evans

Name: Mary E. Evans

Title: Associate Director

By: /s/ Irja R. Otsa

Name: Irja R. Otsa

Title: Associate Director

Citibank, N.A., as Lender

By:	/s/ Phil Ballard

Name: Phil Ballard

Title: Vice President

ACKNOWLEDGED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN:

ENERGY XXI GOM, LLC

By:	/s/ Rick Fox

Name: Rick Fox

Title: Chief Financial Officer

ENERGY XXI TEXAS ONSHORE, LLC

By:	/s/ Rick Fox

Name: Rick Fox

Title: Chief Financial Officer

ENERGY XXI ONSHORE, LLC

By:	/s/ Rick Fox

Name: Rick Fox

Title: Chief Financial Officer

ENERGY XXI PIPELINE, LLC

By:	/s/ Rick Fox

Name: Rick Fox

Title: Chief Financial Officer

ACKNOWLEDGED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN IN ITS CAPACITY AS GUARANTOR UNDER ITS LIMITED RECOURSE GUARANTY AND GRANTOR UNDER ITS PLEDGE AGREEMENT AND IRREVOCABLE PROXY DELIVERED IN CONNECTION WITH THE FIRST LIEN CREDIT AGREEMENT:

ENERGY XXI U.S.A., INC

By:	/s/ Rick Fox

Name: Rick Fox

Title: Chief Financial Officer